Exhibit 99.2

EverQuote Announces $15 Million Private Placement Investment by Chairman and Co-Founder

CAMBRIDGE, Mass., Feb. 23, 2022 (GLOBE NEWSWIRE) — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced that it has signed an agreement for a $15 million private placement investment by Recognition Capital, LLC, an entity which is owned and controlled by David Blundin, Chairman of the Board of Directors and Co-Founder of EverQuote and a longtime investor in the company.

“We are pleased that our Chairman and Co-Founder has chosen to invest in our business, reiterating confidence in our company’s market opportunity, long-term growth strategy and management team,” commented Jayme Mendal, EverQuote’s Chief Executive Officer. “This investment will help support our growth as we build towards our long-term vision of becoming the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable, and personalized.”

Under the terms of the purchase agreement, Recognition Capital, LLC has agreed to purchase 1,004,016 shares of EverQuote’s Class A Common Stock at a price of $14.94 per share, which is equal to the closing price of the Class A Common Stock on the Nasdaq Global Market on February 22, 2022, for an aggregate purchase price of $15.0 million.

EverQuote intends to use the net proceeds of the private placement for working capital and general corporate purposes.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about the potential sale of Class A Common Stock in the private placement, the anticipated use of process from the private placement and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to close the private placement, (2) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (3) the Company’s ability to maintain or increase the amount providers spend per quote request; (4) the impact on the Company and the insurance industry of the COVID-19 pandemic; (5) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (6) the Company’s ability to maintain and build its brand; (7) the Company’s reliance on its third-party service providers; (8) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (9) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (10) the expected recovery of the auto insurance industry; (11) developments regarding the insurance industry and the transition to online marketing; (12) the Company’s ability to successfully operate PolicyFuel; (13) the Company’s ability to successfully remediate the material weaknesses identified in the Company’s internal controls over financial reporting and (14) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group 415.269.2645

brinlea@blueshirtgroup.com